EXHIBIT 23


                 CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Network Plus Corp. on Form S-1 (File No. 333-64663) of our report dated March 17, 1999, on our audits of the consolidated financial statements and the financial statements schedule of Network Plus Corp., as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.


							PriceWaterhouseCoopers LLP


Boston, Massachusetts
March 26, 1999